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                                                                    EXHIBIT 10.7

                                    SUMMARY

   Loan Agreement Between Stephan Schambach and Intershop Communications AG

Parties             Stephan Schambach and Intershop Communications AG

Loan Amount         Up to Euro 5,000,000 by Mr. Schambach to INTERSHOP
                    Communications AG.

Purpose Working capital credit ("Betriebsmittelkredit") in form of an overdraft credit without earmarking for a specific purpose.

Interest Rate       6% per year.

Delivery of Funds   The amount has to be transferred in total or partly upon
                    request by the borrower to its account at Commerzbank Jena
                    (Germany) within five (5) business days (overdraft credit).

Collateral          Assignment of all current, open claims of INTERSHOP
                    Communications Inc.

Termination         Three months' notice without cause, or immediately with
                    cause (e.g., the delay of interest repayments, special breach of contract, making of false statements with respect to the granting or the continued granting of the loan, opening of certain proceedings related to the borrower's bankruptcy, or final suspension of payments)

Repayment           The loan is due in total on the day on which the agreement has been terminated. The borrower can repay the loan in total or in installments at any time.

Governing Law       The laws of the Federal Republic of Germany.